Exhibit 2.2

BYLAWS

OF

BLUE MARBLE ENERGY CORPORATION

AMENDMENTS

Section	Effect of Amendment	Date of Amendment

Cover Page; Page 1	Updated to reflect change of the corporation's name from	11/27/07
"Green Vision Energy Corporation" to "Blue Marble Energy Corporation."
Page 3; Page 12	Revised the provision for shareholders' actions by less- than-unanimous written consent to harmonize with the corporation's Amended and Restated Articles as of such date.	11/18/11

BYLAWS

OF

BLUE MARBLE ENERGY
CORPORATION

ARTICLE I
Definitions

As used in these Bylaws, the following terms shall have the following meanings:

"Articles of Incorporation" means the corporation's Articles of Incorporation and all amendments as filed with the Washington Secretary of State.

"Board" means the Board of the corporation.

"Committee" means any Committee of directors created and approved by a majority of the Board, pursuant to RCW 23B.08.250.

"Electronic transmission" means an electronic communication not directly involving the physical transfer of a record in a tangible medium and that may be retained, retrieved, and reviewed by the sender and the recipient thereof, and that may be directly reproduced in a tangible medium by such a sender and recipient.

"Execute," "executes," or "executed" means signed with respect to a written record or electronically transmitted along with sufficient information to determine the sender's identity with respect to an electronic transmission, or with respect to a record to be filed with the secretary of state, in compliance with the standards for filing with the office of the secretary of state as prescribed by the secretary of state.

"RCW" means the Revised Code of Washington and "RCW 23B" means Title 23B of the Revised Code of Washington (also known as the Washington Business Corporation Act).

"Record" means information inscribed on a tangible medium or contained in an electronic transmission.

"Tangible medium" means a writing, a copy of a writing or facsimile, or a physical reproduction, each on paper or on other tangible material.

"Washington Business Corporation Act" means the Washington Business Corporation Act, as it exists now or may be amended. Any statute defined or referred to herein or in any agreement or instrument that is referred to in these Bylaws means such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.

"Writing" or "written" means embodied in a tangible medium, and excludes an electronic transmission.

ARTICLE II
Principal Office

The principal office of the corporation shall be at such location as the Board may designate from time to time. The corporation may have such other offices, either within or without the State of Washington, as the business of the corporation may require from time to time.

ARTICLE III

Shareholders' Meetings

Section 1. Annual Meetings. The annual meeting of the shareholders will be held in the month of March of every year at the principal office of the corporation or at such other time, date or place as may be determined by the Board. At such meeting, the shareholders entitled to vote will elect a Board and transact such other business as may come before the meeting.

Section 2. Special Meeting.

(a)       Special meetings of the shareholders may be called for any purpose(s) by (i) the President, (ii) the Chief Executive Officer, (iii) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors or (iv) by the holders of shares entitled to cast not less than ten percent (10%) of the votes at the meeting.

(b)       If a special meeting is called by any person(s) other than the Board of Directors, the request shall specify the general nature of the business proposed to be transacted, and shall be set forth in either (i) an executed and dated record or (ii) in an executed electronically transmitted record if the demands are sent to an address, location, or system that the corporation has designated for the receipt electronic transmissions. The record date for determining shareholders entitled to demand a special meeting is the date of delivery of the first shareholder demand in compliance with this Section 2.

Section 3. Meetings by Communications Equipment. Shareholders may participate in any meeting of the shareholders by any means of communication by which all persons participating in the meeting can hear each other during the meeting, and participation in this manner shall constitute presence in person at a meeting.

Section 4. Date, Time and Place of Meeting. Except as otherwise provided in these Bylaws, all meetings of shareholders, including those held pursuant to demand by shareholders, shall be held on a date and at a time and place designated by or at the direction of the Board.

Section 5. Notice to Shareholders. Any notice to shareholders required or permitted under these Bylaws, the Articles of Incorporation or the Washington Business Corporation Act shall be provided in accordance with this Article III and Section 1(c) of Article V herein.

Section 6. Type of Notice.

(a)       Notice Provided in a Tangible Medium. Notice may be provided in a tangible medium and may be transmitted by mail, private carrier, personal delivery, telephone or wire or wireless equipment that transmits a facsimile of the notice.

(b)       Notice Provided in an Electronic Transmission. Notice may be provided in an electronic transmission and be electronically transmitted.

(1)       Consent to Receive Notice by Electronic Transmission. Notice to shareholders in an electronic transmission is effective only with respect to shareholders that have consented, in the form of a record, to receive electronically transmitted notices and designated in the consent the address, location or system to which these notices may be electronically transmitted. Notice provided in an electronic transmission includes material required or permitted to accompany the notice by the Washington Business Corporation Act or other applicable statute or regulation.

(2)       Revocation of Consent to Receive Notice by Electronic Transmission. A shareholder that has consented to receipt of electronically transmitted notices may revoke the consent by delivering a revocation to the corporation in the form of a record. The consent of a shareholder to receive notice by electronic transmission is revoked if the corporation is unable to electronically transmit two consecutive notices given by the corporation in accordance with the consent, and this inability becomes known to the Secretary of the corporation, the transfer agent or any other person responsible for giving the notice. The inadvertent failure by the corporation to treat this inability as a revocation does not invalidate any meeting or other action.

(3)       Posting Notice on an Electronic Network. Notice to shareholders that have consented to receipt of electronically transmitted notices may be provided by posting the notice on an electronic network and delivering to the shareholder a separate record of the posting, together with comprehensible instructions regarding how to obtain access to the posting on the electronic network.

Section 7. Effective Time and Date of Notice to Shareholders.

(a)       Notice by Mail. Notice given by mail is effective when deposited in the United States mail, first-class postage prepaid, properly addressed to the shareholder at the shareholder's address as it appears in the corporation's current record of shareholders.

(b)       Notice by Facsimile Equipment. Notice given by telegraph, teletype or facsimile equipment that transmits a facsimile of the notice is effective when dispatched to the shareholder's address, telephone number or other number appearing on the records of the corporation.

(c)      Notice by Air Courier. Notice given by air courier is effective when dispatched, if prepaid and properly addressed to the shareholder at the shareholder's address as it appears in the corporation's current record of shareholders.

(d)       Notice by Ground Courier or Other Personal Delivery. Notice given by ground courier or other personal delivery is effective when received by a shareholder.

(e)       Notice by Electronic Transmission. Notice provided in an electronic transmission, if in comprehensible form, is effective when it (i) is electronically transmitted to an address, location or system designated by the recipient for that purpose, or (ii) has been posted on an electronic network and a separate record of the posting has been delivered to the recipient together with comprehensible instructions regarding how to obtain access to the posting on the electronic network.

(f)       Notice by Publication. Notice given by publication is effective five days after first publication.

Section 8. Notice of Meeting. Notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be provided in the form of a record by or at the direction of the Board, the Chairperson of the Board, the President or the Secretary, or any other authorized officer, to each shareholder entitled to notice of or to vote at the meeting, as provided below.

Section 9. Number of Days' Notice.

(a)       Normal Business. Except as provided in paragraph (b) of this Section 9, notice of the meeting shall be provided not less than ten or more than 60 days before the meeting.

(b)       Amendment to Articles of Incorporation; Merger or Share Exchange; Sale of Assets or Dissolution. Notice of a meeting held for the purpose of considering an amendment to the Articles of Incorporation, a plan of merger or share exchange, the sale, lease, exchange or other disposition of all or substantially all of the corporation's assets other than in the regular course of business or the dissolution of the corporation shall be provided not less than 20 or more than 60 days before the meeting.

Section 10. Notice of Special Meeting Called by Shareholders. In accordance with Article II, Section 2 of these Bylaws, the shareholders may request that the corporation call a special meeting of shareholders. Within 30 days of a request, it shall be the duty of the Secretary to provide notice of a special meeting of shareholders to be held on a date and at a place and hour as the Secretary may fix.

Section 11. Waiver of Notice.

(a)       By Delivery of a Record. A shareholder may waive any notice required by these Bylaws, the Articles of Incorporation or the Washington Business Corporation Act, before or after the date and time of the meeting that is the subject of the notice or, in the case of notice required to be given to nonconsenting or nonvoting shareholders in connection with action taken by less than unanimous consent of the shareholders, before or after the action to be taken by executed consent is effective. The waiver must be (i) delivered by the shareholder entitled to notice to the corporation for inclusion in the minutes or filing with the corporate records, and (ii) set forth either in an executed and dated written record or, if the corporation has designated an address, location or system to which the waiver may be electronically transmitted and the waiver is electronically transmitted to the designated address, location or system, in an executed and dated electronically transmitted record.

(b)       Waiver by Attendance. Notice of the time, place and purpose of any meeting will be waived by any shareholder by attendance in person or by proxy, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting.

(c)       Waiver of Objection. A shareholder waives objection to consideration of a particular matter at a meeting that is not within the purpose or purposes described in the notice of the meeting unless the shareholder objects to considering the matter when it is presented.

Section 12. Quorum and Adjourned Meeting. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. A majority of the shares represented at a meeting, even if less than a quorum, may adjourn the meeting from time to time without further notice. At such reconvened meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business at such meeting and at any adjournment of such meeting (unless a new record date is or must be set for the adjourned meeting pursuant to Section 16 of this Article III), notwithstanding the withdrawal of enough shareholders from either meeting to leave less than a quorum.

Section 13. Proxies. A shareholder or the shareholder's agent or attorney-in-fact may appoint a proxy to vote or otherwise act for the shareholder by an executed writing or by a recorded telephone call, voice mail or other electronic transmission.

(a)       Written Authorization. Execution of a writing authorizing another person or persons to act for the shareholder as proxy may be accomplished by the shareholder or the shareholder's authorized officer, director, employee or agent signing the writing or causing his or her signature to be affixed to the writing by any means specified below in Section 13(b), which includes, but is not limited to, manual, conformed, facsimile signature.

(b)       Recorded Telephone Call, Voice Mail or Other Electronic Transmission. Authorizing another person or persons to act for the shareholder as proxy may be accomplished by transmitting or authorizing the transmission of a recorded telephone call, voice mail or other electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive the transmission, provided that the transmission must either set forth or be submitted with information, including any security or validation controls used, from which it can reasonably be determined that the transmission was authorized by the shareholder. If it is determined that the transmission is valid, the inspectors of election or, if there are no inspectors, any officer or agent of the corporation making that determination on behalf of the corporation shall specify the information upon which he or she relied. The corporation shall require the holders of proxies received by transmission to provide to the corporation copies of the transmission and the corporation shall retain copies of the transmission for a reasonable period of time after the election provided that they are retained for at least 60 days.

(c)       Effectiveness of Appointment of Proxy. An appointment of a proxy is effective when a signed appointment form or recorded telephone call, voicemail or other transmission of the appointment is received by the inspectors of election or the officer or agent of the corporation authorized to tabulate votes. An appointment is valid for 11 months unless a longer period is expressly provided in the appointment. A proxy with respect to a specified meeting shall entitle its holder to vote at any reconvened meeting following adjournment of the meeting but shall not be valid after the final adjournment.

Section 14. Voting Record. After fixing a record date for a shareholders' meeting, the corporation shall prepare an alphabetical list of the names of all shareholders on the record date who are entitled to notice of the shareholders' meeting. The list shall be arranged by voting group, and within each voting group by class or series of shares, and show the address of and number of shares held by each shareholder. A shareholder, a shareholder's agent, or a shareholder's attorney may inspect the shareholders' list, beginning ten (10) days prior to the shareholders' meeting and continuing through the meeting, at the corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held, during regular business hours and at the shareholder's expense. The shareholders' list shall be kept open for inspection during such meeting or any adjournment.

Section 15. Voting of Shares. Except as otherwise provided in the Articles of Incorporation or in these Bylaws, every shareholder of record shall have the right at every shareholders' meeting to one vote for every share standing in his or her name on the books of the corporation, and the affirmative vote of a majority of the shares represented at a meeting and entitled to vote thereat shall be necessary for the adoption of a motion or for the determination of all questions and business which shall come before the meeting.

Section 16. Record Date.

(a)       Record Date for Meeting of Shareholders. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or entitled to receive payment of any dividend, the Board may fix in advance a record date for any such determination of shareholders, such date to be not more than 70 days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the day before the date on which notice of the meeting is mailed or the date on which the resolution of the Board declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date is fixed for the original meeting.

(b)       Record Date to Receive Payment of Dividend or Distribution. For the purpose of determining shareholders entitled to receive payment of any dividend or distribution (including a dividend or distribution in connection with a stock split), the Board may fix a future date as the record date for the dividend or distribution. The record date shall be not more than 70 days prior to the date on which the dividend or distribution is payable. If no record date is set for the determination of shareholders entitled to receive payment of any stock dividend or distribution (other than one involving a purchase, redemption or other acquisition of the corporation's shares) the record date shall be the date the Board authorizes the stock dividend or distribution.

Section 17. Election of Directors. Each shareholder entitled to vote at an election of directors may vote in person or by proxy the number of shares owned by him or her for as many persons as there are directors to be elected and for whose election he or she has a right to vote.

ARTICLE IV
Directors

Section 1. General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board except as otherwise provided by the laws under which this corporation is formed or in the Articles of Incorporation.

Section 2. Number. The Board shall be composed of not less than one (1) nor more than nine (9) directors, the specific number to be set from time to time by resolution of the Board. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

Section 3. Tenure and Qualifications. Unless a director dies, resigns, or is removed, his or her term of office shall expire at the next annual meeting of shareholders but a director shall continue to serve until his or her successor is elected.

Section 4. Election. The directors shall be elected by the shareholders at their annual meeting each year. In addition, directors may also be elected at a special meeting of shareholders called for that purpose in the manner provided by these Bylaws.

Section 5. Vacancies. Any vacancy occurring on the Board may be filled by the affirmative vote of a majority of the remaining directors regardless of whether the remaining directors constitute less than a quorum of the Board. A director elected to fill a vacancy due to resignation or removal shall be elected for the unexpired term of his or her predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall be filled for a term extending only until the next annual meeting of shareholders.

Section 6. Resignation. Any director may resign from the Board at any time by delivering written notice to the Board, its Chairperson, the President or the Secretary of the corporation. A resignation shall be effective when the notice is delivered unless the notice specifies a later effective date or any other condition to the effectiveness of such resignation.

Section 7. Removal of Directors. At a meeting of shareholders called expressly for that purpose, the entire Board, or any member thereof, may be removed, with or without cause, by a vote of the holders of a majority of shares then entitled to vote at an election of such directors.

Section 8. Chairperson of the Board. If appointed, the Chairperson of the Board shall perform the duties assigned to him or her by the Board from time to time, and shall preside over meetings of the Board and shareholders unless another officer is appointed or designated by the Board as chairperson of the meetings

Section 9. Meetings.

(a)       Regular Meetings. Regular meetings of the Board shall be held at such place and on such day and hour as shall from time to time be fixed by resolution of the Board. No notice of regular meetings of the Board shall be necessary.

(b)       Special Meetings. Special meetings of the Board may be called at any time and place upon the call of the Chairperson of the Board, President, Secretary, or any director. The person or persons authorized to call special meetings may fix the time and place for holding any special Board meeting called by them.

(c)       Meetings by Communications Equipment. Members of the Board or any committee designated by the Board may participate in a meeting of the Board or committee by, or conduct the meeting through the use of, any means of communication by which all directors participating in the meeting can hear each other during the meeting, and participation in this manner shall constitute presence in person at a meeting.

Section 10. Notice of Special Meetings. Notice of a special Board or committee meeting stating the place, day and hour of the meeting shall be provided to each director in the form of a record or orally, as provided below. Neither the business to be transacted at nor the purpose of any special meeting need be specified in the notice of the meeting.

(a)       Number of Days' Notice. Notice of the meeting shall be given at least two days before the meeting.

(b)       Type of Notice.

(1)       Oral Notice. Oral notice may be communicated in person, by telephone, wire or wireless equipment that does not transmit a facsimile of the notice, or by any electronic means that does not create a record.

(2)       Notice Provided in a Tangible Medium. Notice may be provided in a tangible medium and may be transmitted by mail, private carrier, personal delivery, telephone or wire or wireless equipment that transmits a facsimile of the notice.

(3)       Notice Provided in an Electronic Transmission. Notice may be provided in an electronic transmission and be electronically transmitted.

(i)       Consent to Receive Notice by Electronic Transmission. Notice to directors in an electronic transmission is effective only with respect to directors who have consented, in the form of a record, to receive electronically transmitted notices and designated in the consent the address, location or system to which these notices may be electronically transmitted. Notice provided in an electronic transmission includes material required or permitted to accompany the notice by the Washington Business Corporation Act or other applicable statute or regulation.

(ii)       Revocation of Consent to Receive Notice by Electronic Transmission. A director who has consented to receipt of electronically transmitted notices may revoke the consent by delivering a revocation to the corporation in the form of a record. The consent of a director to receive notice by electronic transmission is revoked if the corporation is unable to electronically transmit two consecutive notices given by the corporation in accordance with the consent, and this inability becomes known to the Secretary of the corporation or any other person responsible for giving the notice. The inadvertent failure by the corporation to treat this inability as a revocation does not invalidate any meeting or other action.

(iii)       Posting Notice on an Electronic Network. Notice to directors who have consented to receipt of electronically transmitted notices may be provided by posting the notice on an electronic network and delivering to the director a separate record of the posting, together with comprehensible instructions regarding how to obtain access to the posting on the electronic network.

(c)       Effective Time and Date of Written Notice to Directors.

(1)       Notice by Mail. Notice given by mail is effective five days after its deposit in the United States mail, as evidenced by the postmark, if mailed with first-class postage prepaid and correctly addressed to the director at his or her address shown on the records of the corporation.

(2)       Notice by Registered or Certified Mail. Notice is effective on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee.

(3)       Notice by Facsimile Equipment. Notice sent to the director's address, telephone number or other number appearing on the records of the corporation is effective when dispatched by or wire or wireless equipment that transmits a facsimile of the notice.

(4)       Notice by Private Carrier. Notice given by private carrier is effective when received by the director.

(5)       Personal Notice. Notice given by personal delivery is effective when received by the director.

(6)       Notice by Electronic Transmission. Notice provided by electronic transmission, if in comprehensible form, is effective when it (i) is electronically transmitted to an address, location or system designated by the recipient for that purpose, or (ii) has been posted on an electronic network and a separate record of the posting has been delivered to the recipient together with comprehensible instructions regarding how to obtain access to the posting on the electronic network.

(d)       Effective Time and Date of Oral Notice to Directors.

(1)       Notice in Person or by Telephone. Oral notice is effective when received by the director.

(2)       Notice by Wire or Wireless Equipment. Notice given by wire or wireless equipment that does not transmit a facsimile of the notice or by any electronic means that does not create a record is effective when communicated to the director.

Section 11. Waiver of Notice.

(a)       By Delivery of a Record. A director may waive any notice required to be given to any director under the provisions of these Bylaws, the Articles of Incorporation or the Washington Business Corporation Act, before or after the date and time stated in the notice. The waiver must be delivered by the director entitled to the notice to the corporation for inclusion in the minutes or filing with the corporate records. The waiver shall be set forth either in an executed, written record or, if the corporation has designated an address, location or system to which the waiver may be electronically transmitted and the waiver has been electronically transmitted to the designated address, location or system, in an executed electronically transmitted record. Neither the business to be transacted at nor the purpose of any regular or special meeting of the Board or any committee designated by the Board need be specified in the waiver of notice of the meeting.

(b)       By Attendance. A director's attendance at or participation in a Board or committee meeting shall constitute a waiver of notice of the meeting, unless the director at the beginning of the meeting, or promptly upon his or her arrival, objects to holding the meeting or transacting business at the meeting and does not vote for or assent to action taken at the meeting.

Section 12. Quorum and Voting.

(a)       A majority of the directors presently in office shall constitute a quorum, but a lesser number may adjourn any meeting from time to time until a quorum is obtained, and no further notice thereof need be given.

(b)       At each meeting of the Board at which a quorum is present, the act of a majority of the directors present at the meeting shall be the act of the Board. The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

Section 13. Presumption of Assent. A director of the corporation who is present at a meeting of the Board at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless:

(a)       The director objects at the beginning of the meeting, or promptly upon the director's arrival, to holding it or transacting business at the meeting;

(b)       The director's dissent or abstention from the action taken is entered in the minutes of the meeting; or

(c)       The director delivers written notice of the director's dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation within a reasonable time after adjournment of the meeting.

The right of dissent or abstention is not available to a director who votes in favor of the action taken.

Section 14. Compensation. By resolution of the Board, the directors may be paid their expenses, if any, of attendance at each meeting of the Board and may be paid a fixed sum for attendance at each meeting of the Board or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

Section 15. Committees. The Board, by resolution adopted by a majority of all directors in office may designate from among its members one or more committees, each of which must have two or more members and, to the extent provided in such resolution, shall have and may exercise all the authority of the Board, except that no such committee shall have the authority to: (a) authorize or approve a distribution except according to a general formula or method prescribed by the Board; (b) approve or propose to shareholders action that the Washington Business Corporation Act requires to be approved by shareholders; (c) fill vacancies on the Board or on any of its committees; (d) amend any Articles of Incorporation not requiring shareholder approval; (e) adopt, amend, or repeal Bylaws; (f) approve a plan of merger not requiring shareholder approval; or (g) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that the Board may authorize a committee, or a senior executive officer of the corporation, to do so within limits specifically prescribed by the Board.

ARTICLE V

Special Measures for Corporate Action

Section 1. Actions by Written Consent.

(a)       Action by Board without a Meeting. Any action that could be taken at a meeting of the Board may be taken without a meeting if one or more consents setting forth the action so taken are executed by all the directors either before or after the action is taken and delivered to the corporation, each of which shall be set forth in an executed written record or, if the corporation has designated an address, location or system to which the consent may be electronically transmitted and the consent is electronically transmitted to the designated address, location or system in an executed electronically transmitted record. Action taken by consent of directors without a meeting is effective when the last director executes the consent, unless the consent specifies a later effective date. The consent shall be inserted in the minute book as if it were the minutes of a Board meeting.

(b)       Shareholders' Actions by Unanimous Written Consent. Any action required or permitted by the Articles of Incorporation, Bylaws, or the laws under which this corporation is formed, to be voted upon or approved at a duly called meeting of shareholders may be accomplished without a meeting if one or more unanimous written consents shall be signed by the shareholders. Action taken by unanimous written consent of shareholders is effective when the corporation is in possession of all consents, unless the consent specifies a later effective date.

(c)       Shareholders' Actions by Less-Than-Unanimous Written Consent. To the extent permitted by the Washington Business Corporation Act, the taking of action by shareholders without a meeting by less than unanimous written consent of all shareholders entitled to vote on the action shall be permitted. Promptly following the effectiveness of such action, written notice of the taking of such action shall be given to those shareholders entitled to vote on the action who have not consented in writing (and, if the Washington Business Corporation Act would otherwise require that notice of a meeting of shareholders to consider the action be given to nonvoting shareholders, to all nonvoting shareholders), describing with reasonable clarity the general nature of the action, and accompanied by the same material that, under the Washington Business Corporation Act, would have been required to be sent to nonconsenting (or nonvoting) shareholders in a notice of meeting at which the action would have been submitted for shareholder action. Such notice shall be either (i) for persons residing within the United States, by deposit in the U.S. mail, with first-class postage thereon prepaid, correctly addressed to each shareholder entitled thereto at the shareholder's address as it appears on the current record of shareholders of the corporation; or (ii) by personal delivery, courier service, wire or wireless equipment, telegraphic or other facsimile transmission, or any other electronic means which transmits a facsimile of such communication correctly addressed to each shareholder entitled thereto at the shareholder's physical address, electronic mail address, or facsimile number, as it appears on the current record shareholders of the corporation.

(d)       General Provisions for Shareholders' Consent.

(1)       Form of Consent. The consent shall be set forth either in an executed written record or, if the corporation has designated an address, location or system to which the consent may be electronically transmitted and the consent is electronically transmitted to the designated address, location or system, in an executed electronically transmitted record.

(2)       Record Date. If not otherwise fixed by the Board, the record date for determining shareholders entitled to take action without a meeting is the date the first shareholder consent is executed.

(3)       Withdrawal of Consent. A shareholder may withdraw a consent only by delivering a notice of withdrawal in the form of a record to the corporation prior to the time that consents sufficient to authorize taking the action have been delivered to the corporation.

(4)       Date of Signature. Every consent shall bear the date of execution of each shareholder that executes the consent.

(5)       Time Allowed to Complete Execution of Consents. A consent is not effective to take the action referred to in the consent unless, within 60 days of the earliest dated consent is delivered to the corporation, consents executed by a sufficient number of shareholders to take action are delivered to the corporation.

(6)       Effective Date of Consent Action. Unless the consent specifies a later effective date, actions taken by consent of the shareholders are effective when (i) consents sufficient to authorize taking the action are in possession of the corporation and (ii) if action is taken by less than unanimous consent, the period of advance notice required by the Articles of Incorporation to be given to any nonconsenting or nonvoting shareholders has been satisfied.

(7)       Inclusion in Corporate Records. The consent shall be inserted in the minute book as if it were the minutes of a meeting of the shareholders.

ARTICLE VI
Officers

Section 1. Composition. The officers of this corporation shall consist of at least two officers, who shall be those officers appointed from time to time by the Board or by any officer empowered to do so. Other officers and assistant officers and agents may be elected or appointed by or in the manner directed by the Board as the Board may deem necessary or appropriate. Any vacancies occurring in any office of this corporation may be filled by election or appointment by the Board at any regular meeting or any special meeting called for that purpose. Each officer will hold his or her office until the election and qualification of a successor in such office, subject to prior death, resignation or removal.

Section 2. Chief Executive Officer. The Board may designate one of the officers of the corporation or the Chairperson of the Board to serve as the Chief Executive Officer of the corporation. The Chief Executive Officer will be responsible for implementing the policies and goals of the corporation as stated by the Board and will have general supervisory responsibility and authority over the property, business and affairs of the corporation. Unless otherwise provided by the Board, the Chief Executive Officer will have the authority to hire and fire employees and agents of the corporation, and to set the salaries of said employees and agents, and to take such other actions as the Chief Executive Officer deems to be necessary or appropriate to implement the policies, goals and directions of the Board.

Section 3. President. In the absence of a specific designation by the Board of a separate chief executive officer, the President will have all the responsibilities and authority of the chief executive officer as set forth in Section 4 and may be referred to as the corporation's chief executive officer. The President may sign any documents and instruments of the corporation which require the signature of the President under the Washington Business Corporation Act, the Articles of Incorporation or these Bylaws. The President will also have such responsibilities and authority as may be delegated to the President by the chief executive officer or prescribed by the Board. At the request of the Chairperson of the Board or in the Chairperson's absence, the President will preside at meetings of the Board and at meetings of the shareholders. Upon the death, resignation or removal of the President, the Board may appoint a Vice President or another person to serve as an "acting" or "interim" President to serve as such until the position is filled by action of the Board. Unless otherwise provided by the Board, an "acting" or "interim" President will have all responsibilities and authority of the President.

Section 4. Vice President. A Vice President will have such responsibilities and authority as may be prescribed by the Board or as may be delegated by the chief executive officer or the President to such Vice President. If at any time there is more than one Vice President, the Board may designate the order of seniority or the areas of responsibility of such Vice Presidents. A Vice President (or if more than one, the Vice Presidents in order of seniority by designation or order of appointment) will have all of the powers and perform all of the duties of the President during the absence or disability of the President.

Section 5. Secretary. The Secretary will keep the minutes and records of all the meetings of the shareholders and directors and of all other official business of the corporation. The Secretary will give notice of meetings to the shareholders and directors and will perform such other duties as may be prescribed by the Board.

Section 6. Treasurer. The treasurer will receive all moneys and funds of the corporation and deposit such moneys and funds in the name of and for the account of the corporation with one or more banks designated by the Board or in such other short-term investment vehicles as may from time to time be designated or approved by the Board. The treasurer will keep accurate books of account and will make reports of financial transactions of the corporation to the Board, and will perform such other duties as may be prescribed by the Board. If the Board elects a Vice President, finance or a chief financial officer, the duties of the office of treasurer may rest in that officer.

Section 7. Salaries. The salaries of the officers shall be fixed from time to time by the Board, CEO or by any other person or persons to whom the Board has delegated authority to set salaries of officers. No officer shall be prevented from receiving a salary by reason of the fact that he or she is also a director of the corporation.

Section 8. Removal. At any regular meeting or any special meeting called for that purpose, the directors may remove any officer from office with or without cause; provided, however, that no removal will impair the contract rights, if any, of the officer removed or of this corporation or of any other person or entity.

ARTICLE VII
Share Certificates

Section 1. Issuance, Form and Execution of Certificates. No shares of the corporation shall be issued unless authorized by the Board. Such authorization shall include the maximum number of shares to be issued, the consideration to be received for each share, the value of noncash consideration, and a statement that the Board has determined that such consideration is adequate. Certificates for shares of the corporation shall be in such form as is consistent with the provisions of the Washington Business Corporation Act and shall state:

(a)       the name of the corporation and that the corporation is organized under the laws of this state;

(b)       the name of the person to whom issued;

(c)       the number and class of shares and the designation of the series, if any, which such certificate represents; and

(d)       any other legends or restrictions required by any applicable securities laws.

The certificates shall be signed either manually or in facsimile, (i) by any two officers designated by the Board or (ii) if no specific designation is made, by the Chairperson, President or Vice President and by the Secretary of the corporation. All certificates shall be consecutively numbered or otherwise identified. Certificates may be issued for fractional shares. No certificate shall be issued for any share until the consideration established for its issuance has been paid.

Section 2. Issuance of Shares Without a Certificate. The Board may authorize the issuance of some or all of the shares of any or all of the corporation's classes or series without certificates. The authorization does not affect shares already represented by certificates until they are surrendered to the corporation. Within a reasonable time after the issuance or transfer of shares without certificates, the corporation shall send the shareholder a complete record containing the information required on certificates by applicable Washington law.

Section 3. Transfers. Shares may be transferred by delivery of the certificate therefor, accompanied either by an assignment in writing on the back of the certificate or by a written power of attorney to assign and transfer the same, signed by the record holder of the certificate. The Board may, by resolution, provide that beneficial owners of shares shall be deemed holders of record for certain specified purposes. Except as otherwise specifically provided in these Bylaws, no shares shall be transferred on the books of the corporation until the outstanding certificate therefor has been surrendered to the corporation.

Section 4. Loss or Destruction of Certificates. In case of loss or destruction of any certificate of shares, another may be issued in its place upon proof of such loss or destruction and upon the giving of a satisfactory indemnity bond to the corporation. A new certificate may be issued without requiring any bond, when in the judgment of the Board it is proper to do so.

ARTICLE VIII
Books and Records

Section 1. Books of Accounts, Minutes and Share Register. The corporation shall keep as permanent records minutes of all meetings of its shareholders and Board, a record of all actions taken by the shareholders or Board without a meeting, and a record of all actions taken by a committee of the Board exercising the authority of the Board on behalf of the corporation. The corporation shall maintain appropriate accounting records. The corporation or its agent shall maintain a record of its shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders, in alphabetical order by class of shares showing the number and class of shares held by each. The corporation shall keep a copy of the following records at its principal office: (a) the Articles of Incorporation and all amendments and restatements currently in effect; (b) the Bylaws and all amendments and restatements currently in effect; (c) the minutes of all shareholders' meetings, and records of all actions taken by shareholders without a meeting, for the past three years; (d) the financial statements described in RCW 23B.16.200(1), for the past three years; (e) all communications to shareholders generally within the past three years; (f) a list of the names and business addresses of its current directors and officers; and (g) its most recent annual report delivered to the Secretary of State of the State of Washington.

Section 2. Copies of Resolutions. Any person dealing with the corporation may rely upon a copy of any of the records of the proceedings, resolutions, or votes of the Board or shareholders, when certified by the President or Secretary.

ARTICLE IX

Amendment of Bylaws

The power to alter, amend, or repeal these Bylaws and adopt new Bylaws is vested in the Board, subject to repeal or change by action of the shareholders.

ARTICLE X
Fiscal Year

The fiscal year of the corporation shall be the 12-month period ending on December 31st in each year but if a different accounting year is at any time selected by the Board for purposes of federal income tax, or any other purpose, the fiscal year shall be the year frame so selected.

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